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                         CONSENT OF INDEPENDENT ACCOUNTANTS

     We have issued our report dated February 14, 1996, accompanying the consolidated financial statements of Equity Residential Properties Trust for the year ended December 31, 1995. We consent to the incorporation by reference of the above report in the Registration Statement of Equity Residential Properties Trust on Form S-8.



                                                              GRANT THORNTON LLP

Chicago, Illinois
October 26, 1998